                EXHIBIT 12.2 TO FORM S-3 REGISTRATION STATEMENT

                    HEALTHTRUST, INC. - THE HOSPITAL COMPANY

          COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES

                                                                       THREE MONTHS        YEAR
                                                                          ENDED           ENDED
                                                                       NOVEMBER 30,     AUGUST 31,
                                                                           1993            1993
                                                                       ------------     ----------
Pro forma net income.................................................     $ 36.1          $129.5
Pro forma income tax charge..........................................       26.3            95.4
                                                                       ------------     ----------
Pro forma pre-tax income.............................................     $ 62.4          $225.2
                                                                       ------------     ----------
Pro Forma Fixed Charges:
  Interest (expensed or capitalized).................................     $ 36.9          $157.2
  Amortization of debt expense, discount or premium..................        1.1             4.4
  Estimated interest factor on operating lease payments..............        5.3            19.8
                                                                       ------------     ----------
          Total pro forma fixed charges..............................     $ 43.3          $181.4
                                                                       ------------     ----------
Pro Forma Earnings:
  Pre-tax income.....................................................     $ 62.4          $224.9
  Fixed charges......................................................       43.3           181.4
  Interest capitalized...............................................       (2.8)          (10.4)
  Amortization of interest capitalized...............................        0.6             2.2
                                                                       ------------     ----------
          Total pro forma earnings...................................     $103.5          $398.1
                                                                       ------------     ----------
Pro forma ratio of earnings to fixed charges.........................       2.4X            2.2X
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